Exhibit 99.1
Immersion Corporation Reports Third Quarter 2022 Results
Announces quarterly dividend
Repurchases 7 percent of shares outstanding year to date

AVENTURA FL, November 14, 2022 – Immersion Corporation (NASDAQ: IMMR), a leading developer and provider of technologies for haptics, today reported financial results for the third quarter ended September 30, 2022.
Third Quarter Financial Summary:
•    Total revenues of $14.0 million, compared to $7.2 million in the third quarter of 2021. Royalty and license revenues were $13.9 million, compared to $7.1 million in the third quarter of 2021.
•    GAAP operating expenses of $3.1 million declined 12% from $3.5 million in the third quarter of 2021. Non-GAAP operating expenses of $2.3 million declined 18% from $2.8 million in the third quarter of 2021. (See attached table for a reconciliation of GAAP to non-GAAP financial measures.)
•    GAAP net income was $7.7 million, or $0.23 per diluted share, compared to GAAP net income of $3.8 million, or $0.12 per diluted share, in the third quarter of 2021.
•    Non-GAAP net income was $9.4 million, or $0.28 per diluted share, compared to non-GAAP net income of $4.7 million, or $0.15 per diluted share in the third quarter of 2021.
•Cash, cash equivalents and short-term investments were $133.5 million as of September 30, 2022.

Eric Singer, Executive Chairman, stated, “Notwithstanding a very difficult macroeconomic backdrop, Immersion’s financial strength allowed for significant share repurchases during the quarter of 954,247 shares. On a year-to-date basis, we repurchased 2,542,065 shares (7.4% of shares outstanding at December 31, 2021) at an average price of $5.20 per share.” Singer continued, “In addition, the Board of Directors has approved a quarterly cash dividend of $0.03 per share, which underscores our confidence in the financial strength of the company and commitment to return capital to shareholders in a meaningful way. We are focused on renewing license agreements, protecting our intellectual property and pursuing thoughtful capital allocation to drive long-term shareholder value.”

Recent Business Highlights:

•Renewed multi-year agreement with Nippon Seiki, pursuant to which Nippon Seiki obtained a license to Immersion’s patent portfolio for Nippon Seiki’s printer products, copier products, and automotive products.

•Renewed multi-year agreement with Google pursuant to which Google has obtained a license to Immersion’s patent portfolio for Google and Fitbit products. Other terms of the agreement are confidential.

The first quarterly dividend will be paid on January 30, 2023 to shareholders of record on January 15, 2023. Future quarterly dividends will be subject to further review and approval by the Board in accordance with applicable law. The Board reserves the right to adjust or withdraw the quarterly dividend in future periods as it reviews the Company’s capital allocation strategy from time-to-time. In addition, the Company’s current stock repurchase program allows for the repurchase of shares with an aggregate value of up to an additional $21 million.

About Immersion

Immersion Corporation (NASDAQ: IMMR) is a leading innovator of touch feedback technology, also known as haptics. The company invents, accelerates, and scales haptic experiences by providing technology solutions for mobile, automotive, gaming, and consumer electronics. Haptic technology creates immersive and realistic experiences that enhance digital interactions by engaging users' sense of touch. Learn more at www.immersion.com.

Use of Non-GAAP Financial Measures

Immersion reports all financial information required in accordance with generally accepted accounting principles (GAAP), but it believes that evaluating its ongoing operating results may be difficult to understand if limited to reviewing only GAAP financial measures. Immersion discloses this non-GAAP information, such as Non-GAAP net income and Non-GAAP net income per diluted share because it is useful in understanding the company’s performance as it excludes certain non-cash expenses like stock-based compensation expense and other special charges, such as deferred tax assets valuation allowance, depreciation and restructuring costs, that many investors feel may obscure the company’s true operating performance. Likewise, management uses these non-GAAP financial measures to manage and assess the profitability of its business. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company’s reported results under GAAP. The non-GAAP financial measures are not intended to be considered in isolation or as a substitute for results prepared in accordance with GAAP. Such non-GAAP financial measures are reconciled to their closest GAAP financial measures in tables contained in this press release.

Forward-looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The forward-looking statements involve risks and uncertainties. Forward-looking statements are identified by words such as “anticipates,” “believes,” “expects,” “intends,” “may,” “can,” “will,” “places,” “estimates,” and other similar expressions. However, these words are not the only way we identify forward-looking statements. Examples of forward-looking statements include any expectations, projections, or other characterizations of future events, or circumstances, including but not limited to statements about the financial strength of the company and commitment to return capital to shareholders in a meaningful way, and the Company’s focus on renewing license agreements, protecting its intellectual property and pursuing thoughtful capital allocation to drive long-term shareholder value.

Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Actual results could differ materially from those projected in the forward-looking statements, therefore we caution you not to place undue reliance on these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: the inability to predict the outcome of any litigation, the costs associated with any litigation and the risks related to our business, both direct and indirect, of initiating litigation, the effects of the COVID-19 global pandemic on the Company and its business, and on the business of its suppliers and customers; unanticipated changes in the markets in which the Company operates; the effects of the current macroeconomic climate (especially in light of the ongoing adverse effects of the COVID-19 global pandemic); delay in or failure to achieve adoption of or commercial demand for the Company’s products or third party products incorporating the Company’s technologies; the inability of Immersion to renew existing licensing arrangements, or enter into new licensing arrangements on favorable terms; the loss of a major customer; the ability of Immersion to protect and enforce its intellectual property rights and other factors. For a more detailed discussion of these factors, and other factors that could cause actual results to vary materially, interested parties should review the risk factors listed in Immersion’s Annual Report on Form 10-K for 2021 and in its most recent Quarterly Report on Form 10-Q which are on file with the U.S. Securities and Exchange Commission. Any forward-looking statements made by us in this press release speak only as of the date of this press release, and Immersion does not intend to update these forward-looking statements after the date of this press release, except as required by law.

Immersion, and the Immersion logo are trademarks of Immersion Corporation in the United States and other countries. All other trademarks are the property of their respective owners. The use of the word “partner” or “partnership” in this press release does not mean a legal partner or legal partnership.

(IMMR – C)

Immersion Corporation
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	September 30, 2022	December 31, 2021
	(Unaudited)	(1)
ASSETS
Cash and cash equivalents	$36,767	$51,490
Investments - current	96,779	86,431
Accounts and other receivables	3,343	1,970
Prepaid expenses and other current assets	7,731	13,432
Total current assets	144,620	153,323
Property and equipment, net	362	444
Investments - noncurrent	18,520	7,286
Long-term deposits	4,425	9,658
Other assets	3,290	4,809
TOTAL ASSETS	$171,217	$175,520
LIABILITIES
Accounts payable	$14	$2
Accrued compensation	1,270	555
Deferred revenue - current	4,763	4,826
Other current liabilities	7,729	11,247
Total current liabilities	13,776	16,630
Deferred revenue - noncurrent	13,808	16,699
Other long-term liabilities	479	896
Total liabilities	28,063	34,225
STOCKHOLDERS’ EQUITY	143,154	141,295
TOTAL LIABILITIES & STOCKHOLDERS’ EQUITY	$171,217	$175,520
(1) Derived from Immersion’s annual audited consolidated financial statements.

Immersion Corporation
Condensed Consolidated Statements of Income
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
	(1)	(1)	(1)	(1)
Revenues:
Royalty and license	$13,931	$7,068	$29,079	$25,017
Development, services, and other	75	105	218	325
Total revenues	14,006	7,173	29,297	25,342
Costs and expenses:
Cost of revenues	—	8	4	78
Sales and marketing	282	443	986	2,743
Research and development	254	803	1,118	3,442
General and administrative	2,540	2,246	8,550	7,106
Total costs and expenses	3,076	3,500	10,658	13,369
Operating Income	10,930	3,673	18,639	11,973
Interest and other income (loss), net	(2,348)	438	(6,413)	162
Income before provision for income taxes	8,582	4,111	12,226	12,135
Provision for income taxes	(877)	(340)	(1,264)	(987)
Net Income	$7,705	$3,771	$10,962	$11,148
Basic net income per share	$0.23	$0.12	$0.33	$0.36
Shares used in calculating basic net income per share	33,201	32,474	33,601	30,693
Diluted net income per share	$0.23	$0.12	$0.32	$0.36
Shares used in calculating diluted net income per share	33,682	32,612	34,035	31,065

(1) unaudited quarterly financial data

Immersion Corporation
Reconciliation of GAAP Net Income to Non-GAAP Net Income
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
GAAP net income	$7,705	$3,771	$10,962	$11,148
Add: Provision for income taxes	877	340	1,264	987
Less: Non-GAAP provision for income taxes	(15)	(95)	(662)	(139)
Add: Stock-based compensation	730	415	2,661	1,997
Add: Restructuring expense	—	186	—	612
Add: Depreciation and amortization of property and equipment	28	25	95	75
Other nonrecurring charges	46	100	294	100
Non-GAAP net income	$9,371	$4,742	$14,614	$14,780
Non-GAAP net income per diluted share	$0.28	$0.15	$0.43	$0.48
Shares used in calculating Non-GAAP net income per diluted share	33,682	32,612	34,035	31,065

Immersion Corporation
Disaggregated Revenue Information
(In thousands)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Fixed fee license revenue	$7,662	$1,247	$10,653	$4,346
Per-unit royalty revenue	6,269	5,821	18,426	20,671
Total royalty and license revenue	13,931	7,068	29,079	25,017
Development, services, and other revenue	75	105	218	325
Total revenues	$14,006	$7,173	$29,297	$25,342

Immersion Corporation
Revenue by Line of Business
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Mobility	75%	60%	67%	61%
Gaming	14%	28%	19%	23%
Automotive	5%	12%	8%	14%
Other	6%	—%	6%	2%
Total revenues	100%	100%	100%	100%

Immersion Corporation
Reconciliation of GAAP Operating Expenses to Non-GAAP Operating Expenses
(In thousands)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
GAAP operating expenses	$3,076	$3,492	$10,654	$13,291
Adjustments to GAAP operating expenses:
Stock-based compensation expense - S&M	(19)	(141)	(20)	(678)
Stock-based compensation expense - R&D	(18)	(118)	(96)	(653)
Stock-based compensation expense - G&A	(693)	(156)	(2,545)	(666)
Restructuring expense	—	(186)	—	(612)
Depreciation and amortization expense of property and equipment	(28)	(25)	(95)	(75)
Other nonrecurring charges	(46)	(100)	(294)	(100)
Non-GAAP operating expenses	$2,272	$2,766	$7,604	$10,507

Investor Contact:
Aaron Akerman
Immersion Corporation
514-987-9800 ext. 5110
aakerman@immersion.com